Exhibit 10.5

FUND.COM INC.
14 Wall Street
New York, NY 10022

August 28, 2009

IP GLOBAL INVESTORS LTD.
499 N. Canon,
Beverly Hills, CA 90210
Attn:  Meghann McEnroe, President

and

EQUITIES MEDIA ACQUISITION CORP. INC.
Via Lugano 11,
6982 Agno-Lugano, Switzerland
Attn;  Arie Jan van Roon, President

Daniel Klaus
c/o Music Nation
455 Broadway
4th floor
New York, New York 10013

and

Lucas Mann
c/o Music Nation
455 Broadway
4th floor
New York, New York 10013

Re:           Stock Purchase, Stock Redemption and Option to Purchase Shares of Fund.com Inc.

Ladies and Gentlemen:

Reference is made to the Revolving Credit Loan Agreement, dated as of July 27, 2009 (the “Loan Agreement”), among Fund.com Inc. (“Borrower”), each of IP Global Investors Ltd (“IPG”) and Equities Media Acquisition Corp. Inc. (“EMAC” and with IPG, collectively, the “Lenders”).  This letter agreement (the “Agreement”) constitutes the Stock Purchase, Redemption and Option Agreement described in the Loan Agreement.  Unless otherwise defined herein, all capitalized terms, when used in this Purchase Option shall have the same meaning as is defined in the Loan Agreement.  As used in this Agreement, the term “Party” shall mean any one of the Investors, the Borrower, IPG, EMAC and Messrs. Daniel Klaus and/or Lucas Mann (collectively, the “Founders”), and the term “Parties” shall mean the collective reference to the Investors, the Borrower, the Lenders and the Founders

In order to induce the Lenders to enter into the Loan Agreement and make the Additional Advances thereunder, the Parties hereto do agree as follows:

1.           Purchase of Founders Shares.

(a)           On the Closing Date and simultaneous with the Closing Date Advance under the Loan Agreement, the Lenders or one or more persons or entities designated by the Lenders (the “Purchasers”) shall purchase an aggregate of 1,000,000 Founders Shares from each of Klaus and Mann, and the Founders shall each sell to the Purchasers an aggregate of 1,000,000 of their Founders Shares.

(b)           The purchase price for such 2,000,000 Founders Shares shall be $0.25 per share, or an aggregate of $500,000 (the “Purchase Price”).

(c)           Such Purchase Price shall be paid by the Purchasers on the Closing Date as follows:

(i)           $25,000 shall be paid in cash or by wire transfer of immediately available funds to each of the Founders to accounts designated by them, or a total of $50,000; and

(ii)           the balance of such Purchase Price shall be paid by delivery to each of the Founders of a non-interest bearing $225,000 principal amount promissory note, in the form of Exhibit A annexed hereto and made a part hereof (the “Purchase Notes”).

(iii)           Payment of the Purchase Notes shall be secured by a pledge of the 2,000,000 Founders shares being purchased pursuant to the Pledge Agreement in the form of Exhibit B annexed hereto and made a part hereof (the “Pledge Agreement”).

(d)           On the Closing Date, in consideration of payment to the Founders of the Purchase Price, each of the Founders shall deliver stock certificates of the Borrower representing 2,000,000 Founders Shares, duly endorsed in blank for transfer or accompanied by stock powers duly executed by each of the Founders in blank for transfer, to the Collateral Agent (as defined in the Pledge Agreement).

2.           Investors Option.

(a)           On the Closing Date and simultaneous with the Closing Date Advance, each of the Founders do hereby grant to Lenders an option to purchase the “Investors Option Shares” described below (the “Investors Option”).   On or subsequent to the Closing Date, the Lenders shall have the absolute right to assign the Investors Option to any one or more persons or entities designated by the Lenders.

(b)           The Investors Option shall be allocated among the respective Investors in the percentages set forth on the signature page of this Agreement; provided, that any Investor may transfer or assign his or its allocable percentage shares of Investor Option to any other Investor .

(c)           The Investors Option shall be exercisable by the Investors at any time or from time to time, commencing on the Closing Date and ending at 4 pm. New York time on December 31, 2009 (the “Investors Option Term”).

(d)           The Investors Option shall entitle all of the Investors to purchase from each of Founders up to 1,000,000 shares of Class A Common Stock of the Borrower, or an aggregate of 2,000,000 shares of Class A Common Stock of the Borrower (the “Investors Option Shares”).  In the event and to the extent that the Investors Option is exercised, 50% of the 2,000,000 Investors Option Shares shall be purchased at the “Investors Option Price” set forth below from Klaus and 50% shall be purchased from Mann.

(e)            The Investors Option may be exercised by any one or more Investor upon ten (10) days prior written notice to the Founders and the Borrower (the “Option Exercise Notice”); which Option Exercise Notice shall set forth the number of Investors Option Shares to be purchased.  Against delivery by the Founders of stock certificates of the Borrower, duly endorsed for transfer or accompanied by stock powers executed in blank by each of the Founders, and representing the number of Investors Option Shares being purchased upon each exercise of the Investors Option, the Investors exercising such Investor Option shall pay the “Investors Option Price” set forth below at a closing to be held not later than twenty (20) days following the date of the Option Exercise Notice (the “Option Exercise Closing”).  For the avoidance of doubt, the Founders shall not be required to deliver stock certificates representing the Investors Option Shares until such time as the Founders have received the Investors Option Price for such shares.

(f)           On each one or more occasion that the Investor Option shall be exercised, the applicable Investors shall pay to the Founders, a purchase price equal to $0.25 per share (the “Investors Option Price”).   Such Investors Option Price shall be payable to such Founders at the Option Exercise Closing  by wire transfer of immediately available funds.

(g)           Adjustment of Investors Option Price. upon Subdivision or Combination of Class A Common Stock.  If the Borrower at any time after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Class A Common Stock into a greater number of shares, the Investors Option Price  in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Class A Common Stock obtainable upon exercise of the Investor Option  will be proportionately increased.  If the Borrower  at any time after the date hereof  combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A Common Stock into a smaller number of shares, the Investor Option Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Class A Common Stock obtainable upon exercise of this Investor Option  will be proportionately decreased.  Any adjustment under this Section 2(g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)           Notwithstanding anything to the contrary, express or implied, contained in this Section 2, in the event that there exists an Event of Default (as defined in the Notes) (a “Note Default”), the Founders (or either of them) shall have the right, but not the obligation, to terminate the Investors Option; provided, however, that not later than five (5) calendar days following such Note Default, the Founders shall give to all of the Investors written notice of any such Note Default by the Purchasers (the “Default Notice”), and the Investors shall have the right (but not the obligation) for a period of twenty-five (25) calendar days following receipt of each such Default Notice to make the applicable payment to cure such Note Default and thereby retain the Investors Option for the duration of the Investors Option Term.

(i)           In the event that any one or more Investors elect to cure a Note Default, as provided in Section 2(h) above, the Collateral Agent under the Pledge Agreement shall transfer an applicable number of Founders Shares to the Investor(s) electing to cure such Note Default.

3.           Contribution of Founders Shares.

(a)           On the Closing Date, each of Klaus and Mann will transfer and contribute to the Borrower or its designee(s), for no additional consideration, an aggregate of 500,000 of the Founders Shares then owned by each of them, or a total of 1,000,000 Founders Shares (the “Redemption Shares”)

(b)           On the Closing Date, each of the Founders will deliver to the Borrower, for no additional consideration, stock certificates of the Borrower representing an aggregate of 1,000,000 Founders Shares, duly endorsed in blank for transfer or accompanied by stock powers, duly executed in blank by each of the Founders

4.           Additional Agreements of the Parties.  Each of the Parties hereto do hereby agree, as follows:

(a)           Waivers.  The waiver of a breach of this Agreement or the failure of any Party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b)           Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c)           Assignment.  This Agreement is not assignable except with the prior written consent of all of the parties hereto.

(d)           Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be made to the addresses set forth in the Loan Agreement.  Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

(e)           Governing Law.  This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

(f)           Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either Party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other Party.

(g)           Additional Agreements.   In addition to the Loan Agreement, the Founders have also executed and delivered a separation agreement, dated of even date herewith.

(h)           Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

(i)           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

(k)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

(l)           Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

(m)           Press Releases.  The Parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

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If the foregoing accurately represents the substance of our mutual agreement and understanding, please so indicate by executing and returning a copy of this Agreement in the space provided below.

Very truly yours,

FUND.COM INC.

By: /s/ Gregory Webster____________________
Gregory Webster
President and CEO

IP GLOBAL INVESTORS LTD.

By: /s/ Meghann McEnroe____________________
Meghann McEnroe, President

EQUITIES MEDIA ACQUISITION CORP. INC.

By: /s/ Arie Jan van Roon_____________________
Arie Jan van Roon, President

/s/ Daniel Klaus_________________________
DANIEL KLAUS

/s/ Lucas Mann____________________
               LUCAS MANN